EXHIBIT 99.1
                                                                    ------------



              j2 GLOBAL REPORTS Q1 2002 EARNINGS PER SHARE OF $0.16
                      AND REVISES EARNINGS ESTIMATES UPWARD

              ANNOUNCES 19TH CONSECUTIVE QUARTER OF REVENUE GROWTH


HOLLYWOOD, CALIF., April 22, 2002 -- j2 Global Communications, Inc. [NASDAQ:
JCOM], the outsourced, value-added messaging and communications company, today reported financial results for the first quarter ended March 31, 2002.

Revenue for the quarter increased 44% to $10.4 million compared with revenue of $7.2 million for the first quarter of 2001. Revenue in Q1 2002 grew 8.3% versus Q4 2001 revenue.

Net earnings were $1.7 million or $0.16 per share for Q1 2002. This compares with net earnings of ($3.0 million) or ($0.26) per share for Q1 2001, and net earnings of ($1.6 million) or ($0.15) per share for Q4 2001.

EBITDA (earnings before interest, taxes, depreciation and amortization, and a cumulative change in accounting principle) for Q1 2002 increased by $3.3 million to $2.4 million versus ($0.9 million) during the comparable period in 2001 and rose $1.0 million or 72% versus Q4 2001.

Key financial results for the quarter and comparisons versus the year-ago quarter are as follows:


                                                  QUARTER            QUARTER
                                                   ENDED              ENDED
                                                  Q1 '02             Q1 '01
     =====================================     =============      =============
     REVENUE                                   $10.4 million       $7.2 million
     GROSS PROFIT                               $6.9 million       $3.7 million
     NET EARNINGS (LOSS)                        $1.7 million      ($3.0 million)
     BASIC NET EARNINGS (LOSS) PER SHARE           $0.16              ($0.26)
     DILUTED NET EARNINGS (LOSS) PER SHARE         $0.16              ($0.26)
     =====================================     =============      =============
     EBITDA                                    $2.4 million       ($0.9 million)
     =====================================     =============      =============

REVISED 2002 ESTIMATES

In light of the fact that j2 Global's net earnings as reported under GAAP and its pro forma earnings have become virtually identical, j2 Global will be providing guidance in the future without "pro forma" qualification. Additionally, the Company announced that it expects to exceed its previously reported revenue, EBITDA, pro forma earnings and pro forma earnings per share estimates of $45.0 million, $8.0 million, $4.3 million and $0.40, respectively. The outcome of these revisions are that j2 Global expects its revenue, EBITDA, net earnings and net earnings per share for 2002 to be in excess of $45.0 million, $9.5 million, $6.8 million and $0.64, respectively. The following chart summarizes these revisions:

                                                  INITIAL            REVISED
                                                  GUIDANCE           GUIDANCE
     =====================================     =============      ==============
     REVENUE                                   $45.0 million      $45.0+ million
     EBITDA                                     $8.0 million       $9.5+ million
     EARNINGS                                   $4.3 million(1)    $6.8+ million
     EARNINGS PER SHARE                          $0.40(1)             $0.64+
     =====================================     =============      ==============

     (1) The initial guidance was based on pro forma earnings, which was defined as net earnings plus amortization of intangibles. The revised guidance is on a GAAP basis only.

"Our better-than-anticipated financial performance during the first quarter was the outcome of three principal factors: earlier than expected results from our cost management and quality improvement programs; revenue-performance in the mid-range of our estimates versus our original expectation of lower-range results for the first quarter; and the deferral of certain operational expenses initially targeted for the first quarter," said Scott Jarus, president of j2 Global. "We expect our earnings in this quarter to serve as a baseline for future quarters, even as we `catch up' on the spending deferred in the first quarter."


FIRST QUARTER EARNINGS CALL

j2 Global's First Quarter conference call will be broadcast live over the Internet on April 22, 2002, at 4:30 p.m. EST. During the call, the Company will review its presentation for investors, which will be posted on the Company's Website at www.j2global.com and filed with the Securities and Exchange Commission pursuant to Regulation FD.

WHAT: j2 Global Communications, Inc., First Quarter 2002 Earnings Release Conference Call

WHEN:       Monday, April 22, 2002, 4:30 p.m. EST

WHERE:      www.j2global.com, or www.videonewswire.com/event.asp?id=4186
            ----------------     ---------------------------------------

HOW: Live over the Internet--simply log on to the call via the Web at the address above

CONTACT:    Scott Turicchi at investor@j2.com


Questions for the call will be taken via email at investor@j2.com, and can be sent anytime prior to or during the Webcast.

If you are unable to participate during the live Webcast, the call and the presentation will be archived for approximately two weeks at www.j2global.com.

(Minimum Requirements to listen to broadcast are Windows Media Player software, downloadable free from www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8 Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com.)


ABOUT j2 GLOBAL COMMUNICATIONS

Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to more than four million customers around the world. j2 Global's network spans over 700 cities in 18 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the eFax(R), jConnect(R), Hotsend(R), Papermaster(R), Protofax(R) and Documagix(R) brands. j2 Global's industry accolades include the Deloitte & Touche Fast 50 and Fast 500 Awards, FORBES BEST OF THE WEB Award, PC MAGAZINE's Top 100 Websites Award, British Telecom's Tech Award and many others. For more information about j2 Global, please visit www.j2global.com.


CONTACTS:

Christine Brodeur or Robert Karpman              Jeff Adelman
Socket Media, Inc.                               j2 Global Communications, Inc.
310-829-0556 or 310-829-0586                     323-372-3617
c.brodeur or r.karpman@socketmedia.com           press@j2.com




"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:

Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Ability to obtain telephone numbers in sufficient quantities on acceptable terms; subscriber growth and retention; uncertainties regarding the protection of proprietary technology or infringement of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and communications; and other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on April 1, 2002 and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov.

                         j2 GLOBAL COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                        ------------------------------
                                                            2002              2001
                                                        ------------      ------------
Revenues
    Subscriber                                          $     10,197      $      6,169
    Licensed services                                            182               301
    Hardware                                                      --               742
                                                        ------------      ------------
    Total revenue                                             10,379             7,212

Cost of revenue
    Subscriber                                                 3,440             3,055
    Other                                                         --               450
                                                        ------------      ------------
    Total cost of revenue                                      3,440             3,505

    Gross profit                                               6,939             3,707

Operating expenses:
    Sales and marketing                                        1,296             1,184
    Research and development                                     787               534
    General and administrative                                 3,321             3,716
    Amortization of goodwill and other intangibles               112             1,736
                                                        ------------      ------------
    Total operating expenses                                   5,516             7,170

Operating Income (Loss)                                        1,423            (3,463)

Other income (expense), net                                       93               423
                                                        ------------      ------------
Income before income taxes and cumulative effect
    of change in accounting principle                          1,516            (3,040)
                                                        ------------      ------------

Income tax expense                                                --                --
                                                        ------------      ------------

Income before cumulative effect of change in
    accounting principle                                       1,516            (3,040)

Cumulative effect of change in accounting principle              225                --
                                                        ------------      ------------
Net income                                              $      1,741      $     (3,040)
                                                        ============      ============
Basic Net Income Per Share                              $       0.16      $      (0.26)
                                                        ============      ============
Diluted net income (loss)                               $       0.16      $      (0.26)
                                                        ============      ============
Basic weighted average shares outstanding                 10,726,205        11,513,744
                                                        ============      ============
Diluted weighted average shares outstanding               11,202,789        11,513,744
                                                        ============      ============

                         j2 GLOBAL COMMUNICATIONS, INC.
             ADJUSTMENTS FROM GAAP OPERATING INCOME (LOSS) TO EBITDA
                                   (UNAUDITED)
                                 (IN THOUSANDS)


EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes. The following table illustrates the adjustments and reconciles EBITDA data to that reported in the financial statements.




                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                        ------------------------------
                                                            2002              2001
                                                        ------------      ------------

Operating income (loss) under GAAP                      $      1,423      $     (3,463)

Add: Amortization of goodwill and other intangibles              112             1,736

Add: Depreciation and other amortization                         821               851
                                                        ------------      ------------

EBITDA                                                  $      2,356      $       (876)
                                                        ============      ============

                         j2 GLOBAL COMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                                       MARCH 31, 2002   DECEMBER 31, 2001
                                                        ------------      ------------
ASSETS

    Cash and cash equivalents                           $     20,176      $     19,087
    Accounts receivable, net                                   3,708             3,615
    Prepaid expenses and other                                 1,366             1,298
                                                        ------------      ------------

    Total current assets                                      25,250            24,000

    Furniture, fixtures and equipment, net                     5,856             6,066
    Goodwill and other purchased intangibles, net             17,832            17,746
    Other assets                                               1,201             1,244
                                                        ------------      ------------
    TOTAL ASSETS                                        $     50,139      $     49,056
                                                        ============      ============




LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts payable and accrued expenses               $      4,244      $      4,929
    Accrued exit costs                                           898               898
    Deferred revenue                                           1,630             1,406
    Current portion of long-term debt                            474               655
                                                        ------------      ------------
    Total current liabilities                                  7,246             7,888

    Long-term debt                                                 0                28
                                                        ------------      ------------
    Total liabilities                                          7,246             7,916

    Total stockholders' equity                                42,893            41,140
                                                        ------------      ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $     50,139      $     49,056
                                                        ============      ============